Exhibit 10.4

SECOND AMENDMENT TO
PURCHASE AND SALE AGREEMENT

This Second Amendment to the Purchase and Sale Agreement (the “Second Amendment”) is made and entered into effective the 20th day of August, 2014, by and between FUND XIII AND FUND XIV ASSOCIATES, a Georgia joint venture partnership (“Seller”) and OWENS REALTY CAPITAL, LLC, a Florida limited liability company (“Purchaser”).

W I T N E S S E T H:

WHEREAS, the Seller and Purchaser have entered into that certain Purchase and Sale Agreement dated July 11, 2014, as amended by a First Amendment to Purchase and Sale Agreement dated as of July 23, 2014 (the “First Amendment”) and, as it may now or hereafter be properly amended (the “Agreement”); and

WHEREAS, the parties hereto desire to further amend the Agreement as hereinafter set forth.

NOW, THEREFORE, for and in consideration of the foregoing premises, the mutual covenants and agreements set forth herein, and other good and valuable consideration, all of which each party respectively agrees constitutes sufficient consideration received at or before the execution hereof, the parties hereto do hereby agree as follows:

1.Ratification of the Purchase Agreement. Except as specifically amended hereby, the Agreement shall continue in full force and effect according to its terms. The parties hereto, by their execution hereof, do hereby ratify, affirm and agree to continue to be bound by the Agreement, as amended, nothing herein being deemed a waiver of strict compliance with the terms thereof.

2.Inspection Period. Purchaser acknowledges that it has completed its inspections and investigations of the Property and has determined that the Property is suitable for its acquisition. Purchaser acknowledges that it is waiving its right to terminate the Agreement pursuant to Article III of the Agreement.

3.Definitions. Article I of the Agreement is hereby amended by deleting the definition of, "Closing Date" in its entirety and replacing them with the following new definition:

"Closing Date" shall mean on or before September 16, 2014 as further described in Section 2.6 hereof.

4.Additional Earnest Money. Section 2.3(b) of the Agreement is hereby deleted in its entirety and replaced with the following new Section 2.3(b):

"(b)    The parties acknowledge that, Purchaser has deposited Fifty Thousand and No/100 Dollars ($50,000.00 U.S.) of the Additional Earnest Money with Escrow Agent. Thereafter, on or before the Financing Contingency Date (as hereinafter defined), in the event Purchaser elects not to terminate this Agreement pursuant to Section 6.1(d), Purchaser shall deposit the remaining portion of the Additional Earnest Money with Escrow Agent. The parties hereto mutually acknowledge and agree that time is of the essence in respect of Purchaser's timely deposit of the remaining portion of the Additional Earnest Money with Escrow Agent on or before the Financing Contingency Date; and that if Purchaser elects not to terminate this Agreement on or prior to the Financing Contingency Date and fails to deposit the remaining portion of the Additional Earnest Money with Escrow Agent on or prior to the Financing Contingency Date, Seller may elect to terminate this Agreement by providing written notice to Purchaser and Escrow Agent, and Escrow Agent shall deliver the Initial Earnest Money and the first installment of the Additional Earnest Money Deposit deposited by Purchaser in connection with the First Amendment to Seller, and neither party hereto shall have any further rights or obligations hereunder, except those provisions of this Agreement which by their express terms survive the termination of this Agreement."

5.Financing Contingency. The Agreement is hereby amended by adding the following new paragraph (d) to Section 6.1 as follows:

“(d) Purchaser's obligation to consummate the purchase of the Property in accordance with the terms and conditions of this Agreement is subject to and conditioned upon Purchaser obtaining a loan from Natixis Real Estate Capital LLC, or its successors and assigns (the “Lender”) in the estimated principal amount of Ten Million Seven Hundred Fifty Thousand Dollars ($10,750,000.00) upon market terms and conditions but otherwise satisfactory to Purchaser in Purchaser's sole discretion to be secured, in part, by the Property (the “Loan”) on or before September 12, 2014 (the “Financing Contingency Date”). Purchaser acknowledges that Purchaser has made an application for the Loan with the Lender and has paid the $50,000.00 application fee. If the foregoing condition precedent is not satisfied or waived by Purchaser, in Purchaser's sole discretion as aforesaid, then Purchaser shall so notify Seller and Escrow Agent on or before 5:00 P.M. local Atlanta, Georgia time on the Financing Contingency Date of its election to terminate this Agreement. In the event that Purchaser timely sends notice of termination this Agreement pursuant to this Section 6.1(d), then Escrow Agent shall immediately refund to Purchaser the Earnest Money, and the first installment of the Additional Earnest Money deposited by Purchaser in connection with the First Amendment together with accrued interest thereon, in which event neither Seller nor Purchaser shall have any further rights, duties or obligations under this Agreement, except as otherwise expressly provided herein. If Purchaser does not give timely notice to Seller and Escrow Agent of Purchaser's election to terminate this Agreement, then the Agreement shall continue in full force and effect.”

6.Counterpart Execution. This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one instrument. Further, a facsimile signature of either party on any counterpart may be relied upon as an original signature.

[Signatures appear on the following page]

IN WITNESS WHEREOF, the parties hereto have duly signed, sealed and delivered this Second Amendment effective on the day and year first above written.

SELLER:
FUND XIII and FUND XIV ASSOCIATES,
a Georgia joint venture partnership

By:	Wells Real Estate Fund XIII, L.P., a Georgia limited partnership, Venturer

By:	Wells Capital, Inc., a Georgia corporation, its general partner

By: /s/ F. Parker Hudson
Name: F. Parker Hudson
Title: Assistant Vice President

(CORPORATE SEAL)

By:    Wells Real Estate Fund XIV, L.P.,
a Georgia limited partnership, Venturer

By:	Wells Capital, Inc., a Georgia corporation, its general partner

By: /s/ F. Parker Hudson
Name: F. Parker Hudson
Title: Assistant Vice President

(CORPORATE SEAL)

PURCHASER:
OWENS REALTY CAPITAL, LLC, a Florida limited liability company

By: /s/ Scott P. Consoli
Name: Scott P. Consoli
Title: Authorized Representative